Exhibit 10.2

FORBEARANCE AGREEMENT

THIS FORBEARANCE AGREEMENT (this “Agreement”) is entered into as of this 3rd day of August, 2011 (the “Effective Date”), by and among Quatech, Inc., an Ohio corporation (“Borrower”), and the Director of Development of the State of Ohio (“Lender”). Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Loan Agreement (as defined below).

RECITALS AND STIPULATIONS

A. Borrower and Lender are parties to a certain Loan Agreement, dated as of January 27, 2006 (as amended, modified, supplemented, restated or replaced from time to time, the “Loan Agreement”);

B. In connection with the Loan Agreement, the Borrower executed that certain Cognivit Promissory Note in favor of Lender, dated as of January 27, 2006 (the “Note” and together with the Loan Agreement and any other documents, instruments and agreements delivered in connection with the Loan Agreement, the “Loan Documents”);

C. Borrower has requested that Lender forbear from exercising any of its rights and remedies under the Loan Documents and applicable law in respect of certain Events of Default under the Loan Documents, and Lender has agreed to so forbear upon the terms and subject to the conditions set forth in this Agreement;

D. Borrower have informed Lender that Borrower intends to enter into an Asset Purchase Agreement (the “Purchase Agreement”) with Q-Tech Acquisition, LLC (“QT”), which requires, inter alia, payment in full of all outstanding principal and interest under the Note in connection with the closing thereunder; and

E. Borrower and Lender acknowledge and agree that this Agreement has been negotiated in good faith.

NOW, THEREFORE, in consideration of the recitals and stipulations set forth above and the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

AGREEMENT

1. General Acknowledgment. Borrower acknowledges and agrees to the following:

(a) Borrower hereby acknowledges the accuracy of the representations set forth in the Recitals and Stipulations of this Agreement;

(b) Neither this Agreement nor any other agreement entered in connection herewith or pursuant to the terms hereof shall be deemed or construed to be a compromise, satisfaction, reinstatement, accord and satisfaction, novation or release of any of the Loan Documents, or any rights or obligations thereunder, or a waiver by Lender of any of its rights under the Loan Documents or at law or in equity;

(c) Neither this Agreement nor any other agreement executed in connection herewith pursuant to the terms hereof, nor any actions taken pursuant to this Agreement or such other agreement shall be deemed to cure any Event of Default which may exist under the Loan Documents, or to be a waiver by Lender of any Event of Default under the Loan Documents, or of any rights or remedies in connection therewith or with respect hereto, evidencing the parties’ intention that Borrower’s obligations under the Loan Documents shall remain in full force and effect;

(d) All liens, security interests, rights and remedies granted to Lender for its benefit under the Loan Documents are hereby renewed, confirmed and continued, subject to all senior liens, security interests, rights and remedies held by Fifth Third Bank (“Fifth Third”) and Canal Mezzanine Partners, L.P. (“Canal”; and

(e) Borrowers reaffirm the validity, binding effect and enforceability of each of the Loan Documents, as modified by provisions of this Agreement, and acknowledge that Borrower is liable to Lender for the full amount of the principal and interest evidenced by the Loan Documents (as modified hereby), without offset, deduction, claim, counterclaim, defense or recoupment of any kind.

2. Confirmation of Indebtedness. Borrower confirms and acknowledges that as of July 28, 2011, it is indebted and obligated to Lender under the Note in the following amounts:

(a)	Principal:	$1,833,351.05; and

(b)	Accrued and Unpaid Interest:	$11,000.07

(c)	Loan Participation Fee:	$223,183.70

	Total:	$2,067,534.82

3. Consent; Forbearance. Subject to the terms of Section 5 hereof, the terms of the Subordination Agreement (as defined below), and Borrower’s satisfaction of all of Borrower’s obligations under the Loan Documents contemporaneously with the closing of the sale contemplated in the Purchase Agreement, Lender hereby irrevocably waives any default or Event of Default that was or will be caused solely as a result of the Borrower’s execution, delivery or performance of the Purchase Agreement (such waived defaults being “Asset Sale Defaults”). Subject to the terms of Section 5 hereof and the terms of the Subordination Agreement, Lender will forbear from taking action with respect to any defaults or Events of Defaults arising after the Effective Date, other than with respect to Borrower’s obligations to pay accrued interest pursuant to the Note when due (for purposes of this Agreement, a “Payment Default”), that occur at any time on or prior to October 31, 2011 or the occurrence of any Agreement Default (defined below) (such period, the “Forbearance Period”), provided that the Borrower complies with all terms and conditions contained in this Agreement. Lender’s obligation to so forbear will commence on the Effective Date and will terminate on the earlier of October 31, 2011, or the date of occurrence of any Agreement Default (defined below) (such period of forbearance being the “Forbearance Period”).

4. Conditions to the Lender’s Forbearance. Lender’s willingness to forbear as provided in this Agreement is conditioned on the following:

a.	The execution of this Agreement by the Borrower;

b.	Borrower making all required payments of interest to Lender pursuant to the terms of the Note;

c.	Pursuant to the Purchase Agreement, the filing of an Information Statement on Schedule 14C with the Securities and Exchange Commission on or before August 31, 2011;

d.	Borrower satisfying all of its obligations under the Loan Documents on or before October 31, 2011, including the payment in full of the outstanding principal and interest owed pursuant to the Loan Documents; and

e.	Borrower complying with all requirements of the Loan Documents to the extent not inconsistent with this Agreement.

5. Senior Lenders. Borrower hereby acknowledges that its rights under the loan documents are subordinate in all respects to the rights of Fifth Third and Canal under certain loan documents between such parties and Borrower and/or DPAC Technologies Corp., a Delaware corporation and the parent company of Borrower. Borrower hereby (a) reaffirms its obligations under that certain Acknowledgment Agreement dated January 29, 2008 and that certain Second Acknowledgment and Consent Agreement dated March 26, 2010, by and between Lender and Fifth Third (collective, the “Subordination Agreement”) and (b) agrees, acknowledges, represents and warrants that the Subordination Agreement remains in full force and effect following the execution of this Agreement and continues to be a legal, valid and binding obligation of Lender, enforceable against Lender in accordance with its terms.

6. Representations and Warranties. To induce Lender to enter into this Agreement, Borrower represents and warrants to Lender as follows:

(a) Organization. Borrower is a corporation duly organized, validly existing, and in good standing under the laws of the State of Ohio.

(b) Authority. Borrower has full company power and authority to execute, deliver, and perform this Agreement and has taken all company action required by law and its articles of incorporation to authorize the execution and delivery of this Agreement. This Agreement is a valid and binding agreement of Borrower enforceable against Borrower in accordance with its terms.

(c) Consent and Approvals. No consent or approval of any party is required in connection with the execution and delivery of this Agreement by Borrower, and the execution and delivery of this Agreement does not (i) contravene or result in a breach or default under the articles of incorporation, articles of organization, bylaws, operating agreement or any other governing document, agreement or instrument to which Borrower is a party or by which any of their respective properties are bound, or (ii) violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to Borrower.

(d) All representations and warranties contained in this Agreement, including but not limited to the recitals herein, and in any and all of the other Loan Documents, are true and correct as of the date of this Agreement, and all such representations and warranties shall survive the execution of this Agreement. The Loan Documents represent unconditional, absolute, valid, and enforceable obligations against Borrower. To the best of its knowledge, Borrower has no claims or defenses against Lender or any other person or entity which would or might affect (i) the enforceability of any provisions of any Loan Documents or (ii) the collectability of sums advanced by Lender in connection with Borrower’s obligations under the Loan Documents. Borrower understands and acknowledges that Lender is entering into this Agreement in reliance upon, and in partial consideration for, this acknowledgment and representation, and agrees that such reliance is reasonable and appropriate.

(e) Cooperation of Borrowers. Borrower shall take any and all actions of any kind or nature whatsoever, either directly or indirectly, that are necessary to prevent Lender from suffering a loss with respect to the Collateral or any rights or remedies of Lender with respect to the Collateral or this Agreement in the event of an Event of Default by Borrower under this Agreement.

7. Default. An Agreement Default (“Agreement Default”) shall exist under this Agreement if any one or more of the following events shall have occurred, and which remain uncured past any applicable cure period:

(a) Any breach or default in performance by Borrower, of any of the agreements, payments, terms, conditions, covenants, warranties, or representations set forth in this Agreement, which remains uncured more than thirty calendar days after Lender provides written notice thereof;

(b) Borrower’s failure to close the sale of its assets to QT by not later than October 31, 2011; or

(c) Borrower’s failure to satisfy the outstanding principal and interest under the Note by not later than October 31, 2011.

Notwithstanding any Agreement Default, Lender hereby acknowledges and agrees that Lenders rights and remedies in the event of an Agreement Default shall be at all times subject to the terms of the Subordination Agreement.

8. Remedies in Event of Default. Immediately upon the occurrence of an Agreement Default which remains uncured past any applicable cure period, and notwithstanding anything to the contrary set forth herein, Lender shall have the rights and remedies set forth in the Loan Documents, subject to Lender’s obligations and restrictions under the Subordination Agreement.

9. Incorporation of Other Documents. The Loan Documents and all other agreements, documents and writings between or among Borrower and Lender are expressly reaffirmed and incorporated herein by this reference, and shall remain in full force and effect and continue to govern and control the relationship between the parties hereto except to the extent they are inconsistent with, amended or superseded by this Agreement. To the extent of any inconsistency, amendment or superseding provision, this Agreement shall govern and control.

10. Notice. All notices or demands hereunder to parties hereto shall be sufficient if made in writing and sent and confirmed by facsimile addressed to the parties respectively as follows:

If to Lender:	Ohio Department of Development Attn: Loan Servicing 77 South High Street, 28th Floor P.O. Box 1001 Columbus, OH 43216-1001

If to Quatech:	Quatech, Inc. 5675 Hudson Industrial Park Hudson, Ohio 44236 Attn: President Fax No.:330-655-9010

11. Amendments. This Agreement may not be amended or modified except in a writing signed by Lender and Borrower.

12. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of Borrower and Lender and their respective successors, heirs (where appropriate) and assigns. Lender does not undertake to give or to do or refrain from doing anything directly to or for the benefit of any person other than Borrower and, with respect to Borrower, other than as described herein. Although third parties may incidentally benefit from this Agreement, there are no intended beneficiaries other than Borrower and Lender.

13. Indulgence: Modifications. No delay or failure of Lender to exercise any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof, nor the exercise of any other right, power or privilege. The rights of Lender hereunder are cumulative and are not exclusive of any rights or remedies which Lender would otherwise have accept as modified herein. No amendment, modification, supplement, termination, consent or waiver of or to any provision of this Agreement or the Loan Documents, nor any consent to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by or on behalf of Lender.

14. Waivers Voluntary. The releases and waivers contained in this Agreement are freely, knowingly and voluntarily given by each party, without any duress or coercion, after each party has had opportunity to consult with its counsel and has carefully and completely read all of the terms and provisions of this Agreement.

15. Governing Law and Venue. This Agreement is made in the State of Ohio and the validity of this Agreement, any documents incorporated herein or executed in connection herewith, and (notwithstanding anything to the contrary therein) the Loan Documents, and the construction, interpretation, and enforcement thereof, and the rights of the parties thereto shall be determined under, governed by and construed in accordance with the internal laws of The State of Ohio, without regard to principles of conflicts of law.

16. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

17. Entire Agreement. This Agreement, and any agreements, documents and instruments executed and delivered pursuant hereto or in connection herewith, or incorporated herein by reference, contains the entire agreement of the parties hereto and no party shall be bound by anything not expressed in writing.

18. Severability. If any part, term or provision of this Agreement is held by a court of competent jurisdiction to be illegal, unenforceable or in conflict with any law of the State of Ohio, federal law or any other applicable law, the validity and enforceability of the remaining portions or provisions of this Agreement shall not be affected thereby.

19. Further Assurance. Borrower agrees to execute such other and further documents and instruments as Lender may request to implement the provisions of this Agreement and to perfect and protect the liens and security interests created by the Loan Documents.

20. WAIVER OF A JURY TRIAL. LENDER AND BORROWER EACH ACKNOWLEDGE AND AGREE THAT THERE MAY BE A CONSTITUTIONAL RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY CLAIM DISPUTE OR LAWSUIT ARISING BETWEEN OR AMONG THEM, BUT THAT SUCH RIGHT MAY BE WAIVED. ACCORDINGLY, EACH PARTY AGREES THAT NOTWITHSTANDING SUCH CONSTITUTIONAL RIGHT, IN THIS COMMERCIAL MATTER EACH PARTY BELIEVES AND AGREES THAT IT SHALL BE IN ITS BEST INTEREST TO WAIVE SUCH RIGHT, AND ACCORDINGLY, HEREBY WAIVE SUCH RIGHT TO A JURY TRIAL, AND FURTHER AGREE THAT THE BEST FORUM FOR HEARING ANY CLAIM, DISPUTE OR LAWSUIT, IF ANY, ARISING IN CONNECTION WITH THIS AGREEMENT, ANY LOAN DOCUMENT OR THE RELATIONSHIP AMONG LENDER AND BORROWER SHALL BE A COURT OF COMPETENT JURISDICTION SITTING WITHOUT A JURY.

21. Integration. This Agreement, the Loan Documents, the Subordination Agreement and that certain Forbearance Agreement, dated on or around the date hereof, by and among Borrower (collectively, the “Integration Documents”), DPAC and Fifth Third, are intended by the parties as the final expression of their agreement and therefore incorporate all negotiations of the parties hereto and are the entire agreement of the parties hereto. Borrower acknowledges that it is relying on no written or oral agreement, representation, warranty, or understanding of any kind made by Lender or any employee or agent of Lender except for the agreements by Lender set forth herein or in any Integration Documents. Except as expressly set forth in this Agreement or any Integration Documents remain unchanged and in full force and effect.

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IN WITNESS WHEREOF, Borrower and Lender, by their duly authorized representatives, have caused this Forbearance Agreement to be executed in the manner and form sufficient to bind them as of the date first above written.

LENDER:		BORROWER:

DIRECTOR OF DEVELOPMENT OF THE STATE OF OHIO, ACTING ON BEHALF OF THE STATE OF OHIO		QUATECH, INC.

By:	/s/ Christiane Schmenk	By:	/s/ Steven Runkel
Its:	Chief Legal Counsel and Ethics Officer	Its:	Steven Runkel, Chief Executive Officer

[Signature Page to Forbearance Agreement (Ohio)]